FS Multi-Alternative Income Fund N-CSRS

Exhibit (b)

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Certified Shareholder Report on Form N-CSR of FS Multi-Alternative Income Fund (the “Fund”) for the semi-annual period ended April 30, 2020, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Form N-CSR”), Michael C. Forman, as Chief Executive Officer of the Fund, and Edward T. Gallivan, Jr., as Chief Financial Officer of the Fund, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

•The Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: June 24, 2020

/s/ MICHAEL C. FORMAN
Michael C. Forman
Chief Executive Officer

/s/ EDWARD T. GALLIVAN, JR.
Edward T. Gallivan, Jr.
Chief Financial Officer